EXHIBIT 3.1

T R I - V A L L E Y  C O R P O R A T I O N

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A M E N D E D  A N D  R E S T A T E D
B Y - L A W S

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 ARTICLE I
OFFICES

Section 1. The registered office shall be in the City of Wilmington, County of  New  Castle,  State  of  Delaware.

Section  2. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to  time  determine  or  the  business  of  the  corporation  may  require.

ARTICLE II
MEETINGS OF STOCKHOLDERS

Section  1.  All meetings of the stockholders for the election of directors shall  be  held in the City of Denver, State of Colorado at such place as may be fixed  from time to time by the board of directors or at such other place either within or without the State of Delaware as shall be designated from time to time by  the board of directors and stated in the notice of the meeting.  Meetings of stockholders for any other purpose may be held at such time and place, within or without  the  State of Delaware, as shall be stated in the notice of the meeting or  in  a  duly  executed  waiver  of  notice  thereof.

Section  2. Annual meetings of stockholders, commencing with the year 1972, shall be held on the third Monday of April if not a legal holiday, and if a legal  holiday, then on the next secular day following, at 2:00 P.M., or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

Section 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

Section 4.  The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.
Such  list  shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten  days  prior  to  the  meeting,  either at a place within the city where the meeting  is  to  be  held,  which  place shall be  specified in the notice of the meeting,  or, if not so specified, at the place where the meeting is to be held.  The  list  shall  also be produced and kept at the time and place of the meeting during  the  whole  time thereof, and may be inspected by any stockholder who is present.

Section 5.  Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote.  Such request shall state the purpose or purposes of the proposed meeting.

Section 6.  Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

Section 7. Business transacted at any special meeting of stockholders shall be  limited  to  the  purposes  stated  in  the  notice.

Section  8.  The  holders of a majority of the stock issued and outstanding and  entitled  to vote thereat, present in person or represented by proxy, shall constitute  a  quorum at all meetings of the stockholders for the transaction of business  except  as  otherwise  provided  by  statute  or by the certificate of incorporation.  If,  however, such quorum shall not be present or represented at any  meeting  of  the  stockholders,  the stockholders entitled to vote thereat, present  in  person  or  represented  by  proxy, shall have power to adjourn the meeting  from  time  to  time,  without  notice  other  than announcement at the meeting,  until  a  quorum  shall  be present or represented.  At such adjourned meeting,  at which a quorum shall be present or represented, any business may be transacted  which  might  have  been  transacted  at  the  meeting as originally notified.  If  the  adjournment  is  for  more than thirty days, or if after the adjournment  a  new  record date is fixed for the adjourned meeting, a notice of the  adjourned  meeting shall be given to each stockholder of record entitled to vote  at  the  meeting.

Section 9. When a quorum is present at any meeting, the vote of the holders of  a majority of the stock having voting power present in person or represented by  proxy  shall  decide  any  question  brought before such meeting, unless the question  is  one  upon  which  by  express  provision of the statutes or of the certificate  of  incorporation,  a different vote is required in which case such express  provision  shall  govern  and  control  the  decision of such question.

Section  10.  Unless otherwise provided in the certificate of incorporation each  stockholder  shall at every meeting of the stockholders be entitled to one vote  in  person  or  by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from  its  date,  unless  the  proxy  provides  for  a  longer  period.

Section 11.  Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of  the  corporation,  or any action which may be taken at any annual or special meeting  of  such  stockholders,  may  be taken without a meeting, without prior notice  and without a vote, if a consent in writing, setting forth the action so taken,  shall be signed by the holders of outstanding stock having not less than the  minimum  number  of votes that would be necessary to authorize or take such action  at  a  meeting at which all shares entitled to vote thereon were present and  voted.  Prompt  notice  of  the  taking  of  the corporate action without a meeting  by  less  than  unanimous  written  consent  shall  be  given  to those stockholders  who  have  not  consented  in  writing.

ARTICLE III
DIRECTORS

Section  1.  The Board of Directors has the authority to expand or contract the number of board seats.  However, the Board may not remove a director by such action.  The current number of directors which shall constitute the whole board shall be six.  The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified.  Directors need not be stockholders.  (As amended by the board of directors, June 28, 1985; July 19, 1997; November 19, 1999; and ratified by the shareholders at the annual meeting on November 19, 1999).

Section  2.  Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced.  If there are no directors in office, then an election of directors may be held in the manner provided by statute.  If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for  such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

Section 3. The business of the corporation shall be managed by its board of directors  which may exercise all such powers of the corporation and do all such lawful  acts  and  things  as  are  not  by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

Section  4.  The  board  of directors of the corporation may hold meetings, both  regular  and  special,  either  within  or  without the State of Delaware.

Section 5. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders at  the  annual  meeting and no notice of such meeting shall be necessary to the newly  elected  directors in order legally to constitute the meeting, provided a quorum shall be present.  In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected board of directors, or  in  the event such meeting is not held at the time and place so fixed by the stockholders,  the  meeting  may  be  held  at  such  time and place as shall be specified  in a notice given as hereinafter provided for special meetings of the board  of  directors, or as shall be specified in a written waiver signed by all of  the  directors.

Section  6.  Regular meetings of the board of directors may be held without notice  at  such time and at such place as shall from time to time be determined by  the  board.

Section  7. Special meetings of the board may be called by the president on two days' notice to each director, either personally or by mail, facsimile or electronic mail message; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors.

Section  8.  At all meetings of the board a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of  the  board of directors, except as may be otherwise specifically provided by statute  or by the certificate of incorporation.  At each meeting, the directors may  request  that  the  secretary  of  the Corporation be present to record the minutes of such meeting, or the directors may appoint a member of the board, or such  other person as the board may direct, to act as secretary of such meeting.  If  a  quorum  is  not  present  at  any  meeting of the board of directors, the directors  that  are  present may adjourn the meeting from time to time, without notice  other  than  announcement  of  the  meeting, and until a quorum shall be present.  (As  amended  by  the  board  of  directors,  June  28,  1985).

Section  9. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the  board  of  directors  or  of  any  committee thereof may be taken without a meeting,  if  all members of the board or committee, as the case may be, consent thereto  in  writing,  and the writing or writings are filed with the minutes of proceedings  of  the  board  or  committee.

Section 10.  The board of directors may, by resolution passed by a majority of  the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation.  The board may designate one or  more  directors  as  alternate members of any committee, who may replace any absent  or  disqualified  member  at  any  meeting  of  the committee.  Any such committee,  to  the extent provided in the resolution of the board of directors, shall  have  and  may  exercise  all  the  powers  and authority of the board of directors  in the management of the business and affairs of the corporation, and may  authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation,  recommending  to the stockholders the sale, lease or exchange of all  or substantially all of the corporation's property and assets, recommending to  the  stockholders  a  dissolution  of  the  corporation or a revocation of a dissolution,  or  amending  the  by-laws  of  the  corporation;  and, unless the resolution  or  the  certificate  of incorporation expressly so provide, no such committee  shall  have  the  power  or  authority  to  declare  a dividend or to authorize  the  issuance of stock.  Such committee or committees shall have such name  or  names  as may be determined from time to time by resolution adopted by the  board of directors.

Section  11.  Each committee shall keep regular minutes of its meetings and report  the  same  to  the  board  of  directors  when  required.

Section  12.  Unless  otherwise  restricted  by  the  certificate  of incorporation,  the  board  of  directors  shall  have  the authority to fix the compensation of directors.  The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for  attendance  at each meeting of the board of directors or a stated salary as director.  No  such  payment  shall  preclude  any  director  from  serving  the corporation  in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like compensation for attending committee  meetings.

ARTICLE IV
NOTICES

Section  1.  Whenever,  under  the  provisions  of  the  statutes or of the certificate  of incorporation or of these by-laws notice is required to be given to  any  director  or  stockholder,  it  shall not be construed to mean personal notice,  but  such  notice  may  be given in writing, by mail, addressed to such director  or  stockholder,  at  his  address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given  at  the  time when the same shall be deposited in the United States mail. Notice  to  directors  may  also  be  given  by  telegram.

Section 2. Whenever any notice is required to be given under the provisions of  the  statutes  or of the certificate of incorporation or of these by-laws, a waiver  thereof  in  writing  signed  by  the person or persons entitled to said notice,  whether  before  or  after  the  time  stated  therein, shall be deemed equivalent  thereto.

ARTICLE V
OFFICERS

Section  1. The officers of the corporation shall be chosen by the board of directors  and  shall  be  a  president,  a  vice-president,  a  secretary and a treasurer.  The  board  of directors may also choose additional vice-presidents, and  one  or more assistant secretaries and assistant treasurers.  Any number of offices  may be held by the same person, unless the certificate of incorporation or  these  by-laws  otherwise  provide.

Section  2.  The  board  of  directors  shall,  from time to time, choose a president, one or more vice-presidents, secretary and a treasurer.  The board of directors  shall  determine the term of such officers.  (As amended by the board of  directors,  June  28,  1985).

Section  3.  The  board  of  directors  may appoint such other officers and agents  as  it  shall deem necessary who shall hold their offices for such terms and  shall  exercise  such powers and perform such duties as shall be determined from  time  to  time  by  the  board.

Section 4. The salaries of all officers and agents of the corporation shall be  fixed  by  the  board  of  directors.

Section  5.  The  officers of the corporation shall hold office until their successors  are  chosen  and  qualify.  Any  officer elected or appointed by the board  of  directors  may  be  removed  at any time by the affirmative vote of a majority  of the board of directors.  Any vacancy occurring in any office of the corporation  shall  be  filled  by  the  board  of  directors.

Section  6.  The  president  shall  be  the  chief executive officer of the corporation,  shall preside at all meetings of the stockholders and the board of directors,  shall  have  general  and  active  management of the business of the corporation  and  shall  see  that  all  orders  and resolutions of the board of directors  are  carried  into  effect.

Section  7. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law  to  be  otherwise  signed  and  executed  and  except where the signing and execution thereof shall be expressly delegated by the board of directors to some other  officer  or  agent  of  the  corporation.

Section 8. In the absence of the president or in the event of his inability or  refusal  to  act, the vice-president (or in the event there be more than one vice-president,  the  vice-presidents in the order designated, or in the absence of  any  designation,  then  in  the  order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject  to  all the restrictions upon the president.  The vice-presidents shall perform  such  other duties end have such other powers as the board of directors may  from  time  to  time  prescribe.

Section  9.  The secretary shall, at the request of the board of directors, attend  all  meetings  of  the  board  of  directors  and  all  meetings  of the stockholders  and  record all the proceedings of the meetings of the corporation and  of  the  board of directors, if so requested, and shall perform like duties for  the  standing  committees  when required; the secretary shall keep a record book for the purpose of complying with the foregoing provisions.  He shall give, or  cause  to  be  given, notice of all meetings of the stockholders and special meetings  of  the board of directors, and shall perform such other duties as may be  prescribed by the board of directors or president under whose supervision he shall  be.  He  shall  have custody of the corporate seal of the corporation and he,  or  an  assistant  secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or  by  the  signature  of such assistant secretary.  The board of directors may give general authority to any other officer to affix the seal of the corporation and  to  attest  the  affixing  by  his  signature.  (As amended by the board of directors,  June  28,  1985).

Section  10.  The  assistant  secretary,  or if there be more than one, the assistant  secretaries  in the order determined by the board of directors (or if there  be no such determination, then in the order of their election), shall, in the absence of the secretary or in the event of his inability or refusal to act, perform  the  duties  and exercise the powers of the secretary and shall perform such  other duties and have such other powers as the board of directors may from time  to  time  prescribe.

Section  11.  The  treasurer  shall have the custody of the corporate funds and  securities  and  shall  keep  full  and  accurate  accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and  other  valuable effects in the name and to the credit of the corporation in such  depositories  as  may  be  designated  by  the  board  of  directors.

Section  12.  He  shall  disburse  the  funds  of the corporation as may be ordered  by  the  board  of  directors,  taking  proper  vouchers  for  such disbursements,  and shall render to the president and the board of directors, at its  regular meetings, or when the board of directors so requires, an account of all  his  transactions  as  treasurer  and  of  the  financial  condition of the corporation.

Section  13.  If  required  by  the  board  of directors, he shall give the corporation a bond (which shall be renewed every six years) in such sum and with such  surety  or sureties as shall be satisfactory to the board of directors for the  faithful performance of the duties of his office and for the restoration to the  corporation,  in case of his death, resignation, retirement or removal from office,  of  all  books,  papers, vouchers, money and other property of whatever kind  in  his  possession  or  under  his  control belonging to the corporation.

Section  14.  The  assistant treasurer, or if there shall be more than one, the  assistant  treasurers in the order determined by the board of directors (or if  there  be no such determination then in the order of their election), shall, in  the  absence of the treasurer or in the event of his inability or refusal to act,  perform  the  duties  and  exercise  the powers of the treasurer and shall perform  sucH  other duties and have such other powers as the board of directors may  from  time  to  time  prescribe.

ARTICLE VI
CERTIFICATES OF STOCK

Section  1.  Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in  the  name of the corporation by, the chairman or vice-chairman of the board of directors or the president or a vice-president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation.

Section  2.  Any of or all the signatures on the certificate may be facsimile.  In case any officer, transfer agent or registrar who has signed or whose  facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer  agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section  3.  The  board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that-fact by the person claiming the certificate of stock to be lost, stolen or destroyed.  When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section  4.  Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.  The corporation shall not close its share transfer books for any purpose.

Section  5.  In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or  allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other  lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such  meeting, nor more than sixty days  prior  to any other  action.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

Section  6.  The  corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VII
GENERAL PROVISIONS

Section  1. Dividends upon the capital stock of the corporation, subject to the  provisions  of the certificate of incorporation, if any, may be declared by the  board  of  directors  at  any  regular or special meeting, pursuant to law.  Dividends  may  be paid in cash, in property, or in shares of the capital stock, subject  to  the  provisions  of  the  certificate  of  incorporation.

Section  2.  Before  payment of any dividend, there may be set aside out of any  funds  of  the  corporation available for dividends such sum or sums as the directors  from  time  to  time, in their absolute discretion, think proper as a reserve  or  reserves to meet contingencies, or for equalizing dividends, or for repairing  or  maintaining  any  property  of the corporation, or for such other purpose  as  the  directors  shall  think  conducive  to  the  interest  of  the corporation,  and  the  directors  may modify or abolish any such reserve in the manner  in  which  it  was  created.

Section 3. The board of directors shall present at each annual meeting, and at  any  special  meeting  of  the  stockholders  when called for by vote of the stockholders,  a  full  and clear statement of the business and condition of the corporation.

Section  4.  All  checks  or demands for money and notes of the corporation shall  be  signed by such officer or officers or such other person or persons as the  board  of  directors  may  from  time  to  time  designate.

Section  5.  The fiscal year of the corporation begins on the first day of January and ends on the thirty-first day of December in each year.

Section  6. The corporate seal shall have inscribed thereon the name of the corporation,  the  year  of  its  organization  and  the  words "Corporate Seal, Delaware."  The  seal  may  be  used  by causing it or a facsimile thereof to be impressed  or  affixed  or  reproduced  or  otherwise.

ARTICLE VIII
AMENDMENTS

Section 1. These by-laws may be altered, amended or repealed or new by-laws may be adopted by the stockholders or by the board of directors, when such power is conferred upon the board of directors by the certificate of incorporation, at any  regular  meeting of the stockholders or of the board of directors or at any special  meeting  of  the stockholders or of the board of directors if notice of such  alteration,  amendment,  repeal or adoption of new by-laws be contained in the  notice  of  such  special  meeting.

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